UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2006

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2006, pursuant to the terms of a Purchase agreement dated February 17, 2006, among Steinway Musical Instruments, Inc. (the “Company”), certain subsidiary guarantors and UBS Securities, LLC as initial purchaser, the Company issued and sold $175 million in aggregate principal amount of 7% Senior Notes due 2014 (the “7% Notes”).

The 7% Notes were sold at a price of $992.435 per $1,000 principal amount of notes.  Interest on the 7% Notes is payable on March 1 and September 1 of each year, beginning September 1, 2006.  The 7% Notes will mature on March 1, 2014.  They are senior unsecured obligations and are guaranteed by all of the Company’s domestic subsidiaries.

The 7% Notes were issued under an Indenture (the “Indenture”) dated as of February 23, 2006, among the Company, certain subsidiary guarantors and Bank of New York Trust Company, N.A., as Trustee.  The Indenture contains customary restrictive covenants and default provisions for an issue of senior notes of this nature.  This description of the Indenture and the 7% Notes does not purport to be complete and is qualified in its entirety by the Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

The Company may redeem the 7% Notes before their maturity, in whole or part, at any time on or after March 1, 2010, at a redemption price equal to 100% of the principal amount of the 7% Notes to be redeemed, plus a premium declining ratably to par, plus accrued and unpaid interest.  In addition, prior to March 1, 2009, the Company may redeem up to 35% of the aggregate principal amount of the 7% Notes with the proceeds of qualified equity offerings at a redemption price equal to 107% of the principal amount, plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 7% Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption.

Upon a change of control, as defined in the Indenture, each holder of 7% Notes will have the right to require the Company to repurchase such holder’s 7% Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The Company will apply the net proceeds from the offering to purchase the 8.75% Senior Notes (the “8.75% Notes”) tendered pursuant to the previously announced tender offer and consent solicitation for its 8.75% Notes and redeem any remaining outstanding 8.75% Notes following the consummation of the tender.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above which is incorporated by reference into this Item 2.03.

ITEM 8.01 OTHER EVENTS

On February 23, 2006, Steinway Musical Instruments, Inc. issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting that, in connection the Company’s previously announced consent solicitation and tender offer for its 8.75% Notes, it had received the requisite consents to amend the indenture governing the 8.75% Notes.

On February 23, 2006, the Company issued a second press release, attached as Exhibit 99.2 hereto, which is incorporated herein by reference, announcing the closing of its offering of $175 million in aggregate principal amount of its 7% Notes due 2014, issued in a private placement.  Steinway will apply the net proceeds from the offering to purchase the 8.75% Notes tendered pursuant to the previously announced tender offer and consent solicitation for its 8.75% Notes and redeem any remaining outstanding 8.75% Notes following consummation of the tender.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

4.1	Indenture relating to the 7% Notes, dated as of February 23, 2006, by and among the Company, certain subsidiary guarantors and Bank of New York Trust Company, N.A., as Trustee

99.1	Press release issued by the Company on February 23, 2006 announcing receipt of requisite consents to amend the indenture governing the Company’s 8.75% Notes

99.2	Press release issued by the Company on February 23, 2006 announcing closing of its $175 million offering of 7% Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 24, 2006	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/Dana D. Messina

	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture relating to the 7% Notes, dated as of February 23, 2006, by and among the Company, certain subsidiary guarantors and Bank of New York Trust Company, N.A., as Trustee.

99.1	Press release issued by the Company on February 23, 2006 announcing receipt of requisite consents to amend the indenture governing the Company’s 8.75% Notes

99.2	Press release issued by the Company on February 23, 2006 announcing closing of its $175 million offering of 7% Notes